UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  June 30, 2006

GFR PHARMACEUTICALS INC.
(Exact name of registrant as specified in its chapter)

Nevada	000-27959	77-0517964
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Suite 11405 - 201A Street, Maple Ridge, British Columbia		V2X 0Y3
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (604) 460-8440

Not applicable
(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01. Entry into a Material Definitive Agreement.

On June 26, 2006, GFR Pharmaceuticals Inc. (“GFRP”) signed a Plan of Exchange (the “Plan of Exchange”) with New Century Scientific Investment Ltd. (“New Century”), Richard Pierce (“Pierce”), the president and majority shareholder of GFR Pharmaceuticals Inc., and Li An Guo (“Guo”), the majority shareholder of New Century.

Pursuant to the terms of the Plan of Exchange, the parties agreed that GFRP would acquire a 90+% interest in New Century by issuing 40 million restricted common shares to the shareholders of New Century in exchange for their interest in New Century. The 40 million shares of common stock will be restricted pursuant to Regulation S under the Securities Act of 1933, and, after issuance, will represent approximately 95% of GFRP’s then outstanding shares of common stock.

The exchange of shares is subject to the following conditions:

1.	New Century will nominate someone to be appointed to the board of directors of GFRP.

2.	Both GFRP and New Century will obtain shareholder approval for all the transactions, if necessary.

3.	Both GFRP and New Century will obtain the approval of its Board of Directors for all the transactions.

4.	All parties will have conducted and completed its own due diligence to their satisfaction.

5.
New Century will have delivered audited financial statements and an audit report thereon for the year ended December 31, 2005 and unaudited financial statements for the quarter ended March 31, 2006, with any required audits prepared by a PCAOB member audit firm in accordance with U.S. GAAP.

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6.	The rights of dissenting shareholders, if any, will have been satisfied prior to the closing.

7.	GFRP will eliminate all of its material liabilities.

8.
All of the shares of each of GFR Pharma, Inc., GFR Health, Inc., and Nutritionals Direct, Inc. (collectively, the “Subsidiaries”) will be sold to Richard Pierce or his nominee for a purchase price to be negotiated between the parties.

9.
All of the debt owed by the Subsidiaries to GFRP will be assigned to Richard Pierce or his nominee for an amount of consideration to be negotiated by the parties. The Board of Directors will approve after appropriate review (with Mr. Pierce abstaining) the settlement of debt with the Subsidiaries and will approve the acceptance of shares of the capital stock of GFR Pharma Ltd., as full payment of the debt.

10.	Richard Pierce will sell 200,000 shares of common stock to New Century or its nominee for the purchase price of $325,000.

11.	GFRP, New Century and Pierce will each deliver a certificate at closing to one another in the form set out in the Plan of Exchange.

12.	Effective on closing, Richard Pierce will resign as a director and officer of GFRP.

13.
GFRP will file a Schedule 14F-1 with the Securities & Exchange Commission pursuant to Rule 14f-1 under the Exchange Act in order to provide advance notice of a change of the majority of directors on the Board of GFRP.

14.	GFRP will file Articles of Exchange with the Nevada Secretary of State.

All of these conditions are currently in the process of being satisfied or are being negotiated between the parties. The transactions contemplated in the Plan of Exchange are anticipated to be closed within 60 days of the Plan of Exchange becoming effective. The Plan of Exchange will become effective immediately upon approval by the parties, in the manner provided by the law of the places of incorporation and constituent corporate documents, and upon compliance with governmental filing requirements, such as, without limitation, filings under the Securities Exchange Act of 1934, and the filing of Articles of Exchange, if applicable under State law.

Other terms and conditions of the Plan of Exchange include:

a.
GFRP will, for a period of eighteen months following the closing of the exchange of shares, agree not to rollback, consolidate, or merge its common shares in any way that would effectively reduce the shareholdings of existing shareholders.

b.
Mr. Pierce will retain 370,000 shares of GFRP as an investment, of which 170,000 shares will be locked up and non-transferable for three months after the closing and the remaining 200,000 shares will be locked up and non-transferable for twelve months after closing of the exchange of shares.

c.	Within 60 days upon the effective date of the Plan of Exchange, GFRP will issue 40,000,000 restricted shares of Common Stock of GFRP to the shareholders of New Century.

GFRP currently has 1,079,940 shares of common stock issued and outstanding, which are quoted on the OTCBB under the symbol “GFRP”. As a result of the transactions contemplated by the Plan of Exchange, there will be a change in control of GFRP.

See Exhibit 10.1 - Plan of Exchange, Exhibit 10.2 - Letter of Intent, and Exhibit 10.3 - Escrow Agreement attached to this Current Report for more details.

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Item 7.01. Regulation FD Disclosure.

Limitation on Incorporation by Reference: In accordance with general instruction B.2 of Form 8-K, the information in this report, including Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The information contained in Exhibits 10.1, 10.2, and 10.3 are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
10.1	Plan of Exchange dated June 26, 2006 among GFR Pharmaceuticals Inc., New Century Scientific Investment Ltd., Richard Pierce, and Li An Guo	Included
10.2	Letter of Intent dated June 6, 2006 among GFR Pharmaceuticals Inc., New Century Scientific Investment Ltd., Richard Pierce, and Li An Guo	Included
10.3	Escrow Agreement dated June 20, 2006 among among GFR Pharmaceuticals Inc., New Century Scientific Investment Ltd., Richard Pierce, Li An Guo, and Greentree Financial Group, Inc.	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, GFR Pharmaceuticals Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

GFR PHARMACEUTICALS INC.

By: /s/ Richard Pierce
Dated: June 30, 2006               Richard Pierce - President

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Exhibit 10.1

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PLAN OF EXCHANGE
BY WHICH
GFR PHARMACEUTICALS INC.
(a Nevada corporation)
SHALL ACQUIRE
NEW CENTURY SCIENTIFIC INVESTMENT LTD.
(a corporation organized under the laws of the Peoples’ republic of China)
I. RECITALS

1. The Parties to this Agreement:
(1.1) GFR Pharmaceuticals Inc.
(1.2) New Century Scientific Investment Ltd.
    (1.3) Richard Pierce 1

2. Capital of the Parties:
(2.1) The Capital of GFRP
(2.2) The Capital of New Century Scientific Investment Ltd.

3. Transaction Descriptive Summary:

4. SEC compliance.

5. Nevada compliance.

6. Audited Financial Statements.

II. PLAN OF EXCHANGE

1. Conditions Precedent to Closing.
(1.1) Shareholder Approval.
(1.2) Board of Directors.
(1.3) Due Diligence Investigation.
(1.4) The rights of dissenting shareholders,
(1.5) All of the terms, covenants and conditions
(1.6) The representations and warranties
(1.7) Certification of GFRP
(1.8) Certification of New Century
(1.9)_Certification of Mr. Pierce
(1.10) Absence of GFRP Liabilities, Corporate Name Rights and Transaction Fees
(1.11) Delivery of Audited Financial Statements
(1.12) Subsidiary Transfer
(1.13) Assignment of Subsidiary Debt
(1.14) Share Transfer
(1.15) Appointment of Nominee

2. Conditions Concurrent and Subsequent to Closing.
(2.1) Delivery of Registered Capital of New Century.
(2.2) Acquisition Share Issuance and Purchase of Common Stock
(2.3) Resignation of Richard Pierce and Appointment of New Century Nominee

3. Plan of Exchange
(3.1) Exchange and Reorganization:

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          (3.2) Delivery of Common Stock:
      (3.3) Issuance of Common Stock:
      (3.4) Closing/Effective Date:
      (3.5) Surviving Corporations
          (3.6) Rights of Dissenting Shareholders:
      (3.7) Service of Process and Address:
      (3.8) Surviving Articles of Incorporation:
      (3.9) Surviving By-Laws:
      (3.10) Further Assurance, Good Faith and Fair Dealing:
      (3.11) General Mutual Representations and Warranties.
  (3.11.1) Organization and Qualification.
  (3.11.2) Corporate Authority.
  (3.11.3) Ownership of Assets and Property.
  (3.11.4) Absence of Certain Changes or Events.
  (3.11.5) Absence of Undisclosed Liabilities.
  (3.11.6) Legal Compliance.
  (3.11.7) Legal Proceedings.
  (3.11.8) No Breach of Other Agreements.
  (3.11.9) Capital Stock.
  (3.11.10) SEC Reports, Liabilities and Taxes
  (3.11.11) Brokers' or Finder's Fees.
       (3.11) Miscellaneous Provisions
  (3.11.1)
  (3.11.2)
  (3.11.3)
  (3.11.4)
  (3.11.5)
  (3.11.6)

4. Termination.

5. Closing

6. Merger Clause

Signatures

The Remainder of this Page is Intentionally left Blank

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PLAN OF EXCHANGE
BY WHICH
GFR PHARMACEUTICALS INC.
(a Nevada corporation)
SHALL ACQUIRE
NEW CENTURY SCIENTIFIC INVESTMENT LTD.
(a corporation organized under the laws of the Peoples' Republic of China)

ADJUSTMENTS: lead This Plan of Exchange (“Agreement” or “Plan of Exchange”) is made and dated as of this 26th day of June, 2006, and is intended to supersede all previous oral or written agreements, if any, between the parties, with respect to its subject matter. Notwithstanding the foregoing, it is subject to, and shall be interpreted together with the Letter of Intent, dated June 6, 2006 ("LOI"), and the Escrow Agreement, dated June 20, 2006 ("Escrow Agreement"). This Agreement anticipates that extensive due diligence shall have been performed by both parties.

I. RECITALS
1. The Parties to this Agreement:

(1.1) GFR Pharmaceuticals, Inc. ("GFRP"), Suite 11405 - 201A Street, Maple Ridge, British Columbia V2X 0Y3, a Nevada corporation.

(1.2) New Century Scientific Investment Ltd. (“New Century”), 99 Yan Xiang Road, Biosep Building, Xi An, Peoples’ Republic of China a corporation organized and existing under the laws of the Peoples' Republic of China.

(1.3) Richard Pierce, President, Chief Executive Officer and controlling shareholder of GFRP ("Mr. Pierce").

2. The Capital of the Parties:

(2.1) The Capital of GFRP consists of 100,000,000 shares of common voting stock of $0.001 par value authorized, of which 1,079,940 shares are issued and outstanding.

(2.2) The Capital of New Century consists of RMB 30,000,000 in registered capital (US$1=RMB 8), which for the purposes of this Agreement, is referred to as “common stock” or “capital stock”.

3. Transaction Descriptive Summary: GFRP and it's directors and shareholders will approve the acquisition of New Century prior to Closing and the shareholders of New Century (“New Century Shareholders”) have consented to the acquisition of New Century by GFRP, a publicly traded company. GFRP would acquire a 90+% interest in New Century in exchange for 40,000,000 new shares of GFRP to New Century Shareholders (the “Share Exchange”). In addition, New Century and/or the New Century Shareholders would acquire 200,000 freely transferable common shares of GFRP from Mr. Pierce for a payment by New Century and/or the New Century Shareholders of an amount equal to $500,000, less related expenses (the “Share Purchase”). The distributions of payments will be made by New Century to Mr. Pierce in accordance with the Escrow Agreement. The above purchase and issuance will give New Century a 'controlling interest' in GFRP representing approximately 95% of the issued and outstanding shares. The transaction will not immediately close but shall be conditioned upon (1) the delivery into escrow of the 200,000 shares from Mr. Pierce, (2) the delivery into escrow of the 40,000,000 shares for the benefit of New Century Shareholders, (3) the absence of material liabilities in GFRP as defined by Generally Accepted Accounting Principles, and (4) the vend out of the three subsidiaries prior to Closing, along with the conditions precedent to closing listed in this agreement. The parties intend that the transactions qualify and meet the Internal Revenue Code requirements for a tax free reorganization, in which there is no corporate gain or loss recognized by the parties, with reference to Internal Revenue Code (IRC) sections 354 and 368.

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4. SEC compliance. GFRP shall cause the filing with the Commission of a Current Report on Form 8-K, within four business days of the date hereof, reporting the execution of this Agreement, and, after the Closing, the filing and mailing to its shareholders of an Information Statement on Schedule 14F-1 pursuant to Rule 14f-1 under the Securities Exchange Act of 1934, as amended, which is required to be filed and mailed ten days before a change in the majority of the Board of Directors of GFRP other than at a shareholders’ meeting. The parties contemplate that any change in the majority of the Board of Directors will occur after the closing.

5. Nevada compliance. Articles of Exchange are required to be filed by Nevada law as the last act to make the acquisition final and effective under Nevada law.

6. Audited Financial Statements. Certain filings under the Securities Exchange Act of 1934, such as a Current Report on Form 8-K, require audited financial statements of New Century to be filed with the SEC within 71 days of the initial Form 8-K filing with respect to the Share Exchange. In connection with GFRP’s filing of a Current Report on Form 8-K/A within 71 days after the Share Exchange, as it relates to that transaction, audited financial statements of New Century will be filed with the SEC in accordance with Form 8-K. New Century has agreed to provide audited financial statements prepared in conformity with U.S. GAAP to GFRP within 71 days upon the closing of the Share Exchange.

The Remainder of this Page is Intentionally left Blank

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II. PLAN OF EXCHANGE

1. Conditions Precedent to Closing.

The obligation of the parties to consummate the transactions contemplated herein are subject to the fulfillment or waiver prior to the closing of the following conditions precedent:

(1.1) Shareholder Approval. Each corporate party shall have secured shareholder approval for this transaction, if required, in accordance with the laws of its place of incorporation and its constituent documents.

(1.2) Board of Directors. The Boards of Directors of each corporate party shall have approved the transaction and this agreement, in accordance with the laws of its place of incorporation and its constituent documents.

(1.3) Due Diligence Investigation. Each party shall have furnished to the other party all corporate and financial information which is customary and reasonable, to conduct its respective due diligence, normal for this kind of transaction. If either party determines that there is a reason not to complete the Plan of Exchange as a result of their due diligence examination, then they must give written notice to the other party prior to the expiration of the due diligence examination period. The due diligence period, for purposes of this paragraph, will expire 21 days after the due diligence documents and information is delivered to the respective parties. The “Closing Date” shall be three days after the satisfaction or waiver of all of the conditions precedent to closing set forth in this Plan of Exchange, unless extended to a later date by mutual agreement of the parties.

(1.4) The rights of dissenting shareholders, if any, of each party shall have been satisfied prior to Closing.

(1.5) All of the terms, covenants and conditions of the Plan of exchange to be complied with or performed by each party before Closing shall have been complied with, performed or waived in writing.

(1.6) The representations and warranties of the parties, contained in the Plan of exchange, as herein contemplated, except as amended, altered or waived by the parties in writing, shall be true and correct in all material respects at the Closing Date with the same force and effect as if such representations and warranties are made at and as of such time; and each party shall provide the other with a certificate, certified either individually or by an officer, dated the Closing Date, to the effect, that all conditions precedent have been met, and that all representations and warranties of such party are true and correct as of that date. The form and substance of each party's certification shall be in form reasonably satisfactory to the other. In addition, it shall be a condition precedent to New Century’s obligation to consummate the closing that a certificate of good standing on GFRP shall have been delivered to it from the Secretary of State of Nevada.

    (1.7)  Certification of GFRP. It shall be a condition precedent to the obligation of New Century and the New Century Shareholders and Mr. Pierce to consummate the transactions contemplated herein that a certification of GFRP, signed in its corporate capacity, and substantially similar to the following form be delivered to New Century and Mr. Pierce on Closing:

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(i)
GFRP is a corporation duly organized and validly existing under the laws of the State of Nevada and has all requisite corporate power to own, operate and lease its properties and assets and to carry on its business.

(ii)	The authorized capitalization and the number of issued and outstanding capital shares of GFRP are accurately and completely set forth in the Plan of Exchange.
(iii)
The issued and outstanding shares of GFRP (including 40,000,000 new investment shares of Common Stock of GFRP to be issued to the New Century Shareholders pursuant to Regulation S) have been duly authorized and validly issued and are fully paid and non-assessable.

(iv)
GFRP has the full right, power and authority to issue and deliver the 40,000,000 new investment shares of Common Stock of GFRP to the New Century Shareholders, and, upon delivery of the certificates representing such shares as contemplated in the Plan of Exchange, will deliver to the New Century Shareholders good, valid and marketable title thereto, free and clear of all liens.

(v)
GFRP has taken all steps in connection with the Plan of Exchange and the issuance of the 40,000,000 new investment shares of Common Stock of GFRP to the New Century Shareholders pursuant to Regulation S, which are necessary to comply in all material respects with the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as well as the rules and regulations promulgated pursuant thereto.

(vi)	GFRP has no material liabilities as such term are defined by U.S. Generally Accepted Accounting Principles.
  (vii)  GFRP’s three wholly-owned subsidiaries, GFR Pharma, Inc., GFR Health, Inc. and Nutritionals Direct, Inc. (the “Subsidiaries”) have been vended out from
           GFRP prior to Closing.
 (viii) GFRP confirms that the Board of Directors has authorized and GFRP has established the 2000 Incentive and Non-qualified Stock Option Plan under which GFRP is authorized to issue up to 100,000 shares of GFRP's common stock with such exercise price and vesting periods as the Board of Directors deems to be in the best interest of GFRP. As of May 31, 2006, no options have been granted. GFRP represents that there are no warrants outstanding.
           (iv) GFRP agrees, for a period of eighteen months, not to rollback, consolidate, or merge its shares in any way that would effectively reduce the shareholdings of
                   Pierce or New Century.

    (1.8)  Certification of New Century. It shall be a condition precedent to the obligation of GFRP and Mr. Pierce to consummate the transactions contemplated herein that a certification of New Century, signed in its corporate capacity, and substantially similar to the following form be delivered to GFRP and Mr. Pierce on Closing:

(i)
New Century is a corporation duly organized and validly existing under the laws of the Peoples' Republic of China and has all requisite corporate power to own, operate and lease its properties and assets and to carry on its business.

(ii)	The authorized capitalization and the number of issued and outstanding capital shares of New Century are accurately and completely set forth in the Plan of Exchange.
(iii)
The issued and outstanding shares of New Century (including 90%+ of the issued and outstanding shares of common stock of New Century to be transferred to GFRP from the New Century Shareholders) (the “New Century Shares”) have been duly authorized and validly issued and are fully paid and non-assessable.

(iv)
The New Century Shareholders have the full right, power and authority to sell, transfer and deliver the New Century Shares to GFRP, and, upon delivery of the certificates representing the New Century Shares as contemplated in the Plan of Exchange, will transfer to GFRP good, valid and marketable title thereto, free and clear of all liens.

(v)
New Century has taken all steps in connection with the Plan of Exchange and the transfer of the New Century Shares of common stock of New Century to GFRP, which are necessary to comply in all material respects with regulations and rules applicable to the transfer of common stock and ownership in New Century.

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    (1.9)  Certification of Mr. Pierce. It shall be a condition precedent to the obligation of GFRP and New Century and the New Century Shareholders to consummate the transactions contemplated herein that a certification of Mr. Pierce, signed in his individual capacity, and substantially similar to the following form be delivered to GFRP and New Century on Closing:

(i)
Mr. Pierce has the full right, power and authority to sell, transfer and deliver the 200,000 shares of Common Stock of GFRP to the New Century Shareholders for the total purchase price of $500,000, less agreed upon expenses, and upon delivery of the certificates representing the Share Purchase, will transfer to the New Century good, valid and marketable title thereto, free and clear of all liens.

(ii)
Mr. Pierce confirms that he will retain 370,000 shares of GFRP as an investment, of which 170,000 shall be locked up and non-transferable for three months after the Closing and 200,000 shall be locked up and non-transferable for twelve months after Closing.

(1.10) Absence of GFRP Liabilities, Corporate Name Rights and Transaction Fees. GFRP shall have no material liabilities as such term is defined by U.S. Generally Accepted Accounting Principles and counsel to GFRP shall deliver to New Century a comfort letter with respect to the absence of said liabilities prior to Closing. . Mr. Pierce will retain the right to future use of GFR Pharmaceuticals Inc. only if the new management changes GFRP's corporate name. All expenses to prepare and file documents connected to the Plan of Exchange will be paid by New Century. The attorney comfort letter, not to exceed $3,000, will be paid by New Century. The quarterly accounting review fees will also be paid by New Century.

(1.11) Delivery of Audited Financial Statements. New Century shall have delivered to GFRP audited financial statements and an audit report thereon for the year ended December 31, 2005 and unaudited financial statements for the quarter ended March 31, 2006, any required audits shall be prepared by a PCAOB member audit firm in accordance with U.S. GAAP at New Century’s expense.

(1.12) Subsidiary Transfer. Pursuant to the LOI, Mr. Pierce or his nominee will acquire a 100% interest in the Subsidiaries simultaneously with Closing pursuant to the terms and conditions of a subsidiary transfer agreement (the “Subsidiary Transfer Agreement”).

(1.13) Assignment of Subsidiary Debt. GFRP will also assign to Mr. Pierce or his nominee the debt owed to GFRP by the Subsidiaries simultaneously with Closing. The Board of Directors will approve after appropriate review (with Mr. Pierce abstaining) the settlement of debt with GFR Pharma Ltd. and will approve the acceptance of shares of the capital stock of GFR Pharma Ltd., as full payment of said GFR Pharma Ltd. debt.

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(1.14) Share Transfer. Pursuant to the LOI, Mr. Pierce will transfer 200,000 shares of common voting stock of GFRP to New Century simultaneously with Closing pursuant to the terms and conditions of a share purchase agreement (the “Share Purchase Agreement”).

(1.15) Appointment of Nominee. Pursuant to the LOI and prior to closing any transaction contemplated in this agreement, GFRP’s board of directors will appoint the nominee of New Century to the board of directors of GFRP to fill the vacancy created by the resignation of one of the current board members of GFRP.

2. Conditions Concurrent and Subsequent to Closing.

(2.1) Delivery of Registered Capital of New Century. At Closing, GFRP shall have 90+% of the beneficial interest of New Century.

(2.2) Acquisition Share Issuance and Purchase of Common Stock. Immediately upon the Closing, Mr. Pierce shall deliver his 200,000 shares of Common Stock of GFRP to the New Century Shareholders in exchange for total payments of $500,000 in cash, less related expenses. In addition, GFRP shall issue 40,000,000 new investment shares of Common Stock of GFRP to the New Century Shareholders in exchange for a 90+% interest in New Century, and, as a result, the then outstanding shares shall be as follows:

GFRP Shares Issued and Outstanding	1,079,940
Of which, shares purchased from Mr. Pierce	200,000
Acquisition Share Issuance	40,000,000
Resulting Total	41,079,940
Of which, shares controlled by New Century	40,200,000

    (2.3) Resignation of Richard Pierce and Appointment of New Century Nominee. On or immediately after the Closing, Pierce shall resign from the positions of director and officer of GFRP and a nominee of New Century shall be appointed to the Board of Directors of GFRP to fill the vacancy created by Pierce's resignation. Said appointment will occur within 10 days of the closing after proper notice has been given pursuant to Rule 14f-1 under the Securities Exchange Act of 1934, as amended. Upon resignation, Pierce shall hand deliver to GFRP a signed letter regarding and confirming his resignation to the positions of director and officer of GFRP.

3. Plan of Exchange

(3.1) Exchange and Reorganization: GFRP and New Century shall be hereby reorganized, such that GFRP shall acquire a 90+% interest in New Century, and New Century shall become a 90+% owned subsidiary of GFRP.

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    (3.2) Delivery of Common Stock: At Closing, Mr. Pierce shall deliver the 200,000 shares of Common Stock of GFRP to or for the New Century Shareholders.

(3.3) Issuance of Common Stock: Within 60 days upon the effective date of the Plan, GFRP shall issue 40,000,000 new investment shares of Common Stock of GFRP to or for the New Century Shareholders.

(3.4) Closing/Effective Date: The Plan of exchange shall become effective immediately upon approval and adoption by the parties hereto, in the manner provided by the law of the places of incorporation and constituent corporate documents, and upon compliance with governmental filing requirements, such as, without limitation, filings under the Securities Exchange Act of 1934, and the filing of Articles of Exchange, if applicable under State Law. “Closing” shall occur when all conditions precedent to closing have been met or are waived by the parties. The parties anticipate the filing of a Schedule 14F-1 Information Statement at least ten days prior to any change in majority of the Board of Directors of GFRP. The parties expect to make such filing after the Closing.

(3.5) Surviving Corporations: Both corporations shall survive the exchange and reorganization herein contemplated and shall continue to be governed by the laws of its respective jurisdiction of incorporation.

(3.6) Rights of Dissenting Shareholders: Each Corporation is the entity responsible for the rights of its own dissenting shareholders, if any.

(3.7) Service of Process and Address: Each Corporation shall continue to be amenable to service of process in its own jurisdiction, exactly as before this acquisition. The address of GFRP is Suite 11405 - 201A Street, Maple Ridge, British Columbia V2X 0Y3. The address of New Century is 99 Yan Xiang Road, Biosep Building, Xi An, Peoples’ Republic of China.

(3.8) Surviving Articles of Incorporation: the Articles of Incorporation of each Corporation shall remain in full force and effect, unchanged.

(3.9) Surviving By-Laws: the By-Laws of each Corporation shall remain in full force and effect, unchanged.

(3.10) Further Assurance, Good Faith and Fair Dealing: the Directors of each Corporation shall and will execute and deliver any and all necessary documents, acknowledgments and assurances and do all things proper to confirm or acknowledge any and all rights, titles and interests created or confirmed herein; and both companies covenant expressly hereby to deal fairly and in good faith with each other and each others shareholders. In furtherance of the parties desire, as so expressed, and to encourage timely, effective and businesslike resolution the parties agree that any dispute arising between them, capable of resolution by arbitration, shall be submitted to binding arbitration. As a further incentive to private resolution of any dispute, the parties agree that each party shall bear its own costs of dispute resolution and shall not recover such costs from any other party.

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   (3.11) General Mutual Representations and Warranties. The purpose and general import of the Mutual Representations and Warranties are that each party has made appropriate full disclosure to the others, that no material information has been withheld, and that the information exchanged is accurate, true and correct. These warranties and representations are made by each party to the other, unless otherwise provided, and they speak and shall be true immediately before Closing.

(3.11.1) Organization and Qualification. Each Corporation is duly organized and in good standing (where applicable as a matter of law), and is duly qualified to conduct any business it may be conducting, as required by law or local ordinance.

 (3.11.2) Corporate Authority. Each Corporation has corporate authority, under the laws of its jurisdiction and its constituent documents, to do each and every element of performance to which it has agreed, and which is reasonably necessary, appropriate and lawful, to carry out this Agreement in good faith.

(3.11.3) Ownership of Assets and Property. Each Corporation has lawful title and ownership of it property as reported to the other, and as disclosed in its financial statements.

 (3.11.4) Absence of Certain Changes or Events. Each Corporation has not had any material changes of circumstances or events which have not been fully disclosed to the other party, and which, if different than previously disclosed in writing, have been disclosed in writing as currently as is reasonably practicable. Specifically, and without limitation:

(3.11.4-a) The business of each Corporation shall be conducted only in the ordinary and usual course and consistent with its past practice, and neither party shall purchase or sell (or enter into any agreement to so purchase or sell) any properties or assets or make any other changes in its operations, respectively, taken as a whole, or provide for the issuance of, agreement to issue or grant of options to acquire any shares, whether common, redeemable common or convertible preferred, in connection therewith;

(3.11.4-b) Except as set forth in this Plan of Exchange, neither Corporation shall (i) amend its Articles of Incorporation or By-Laws, (ii) change the number of authorized or outstanding shares of its capital stock, or (iii) declare, set aside or pay any dividend or other distribution or payment in cash, stock or property to the extent that which might contradict or not comply with any clause or condition set forth in this Plan of Exchange, LOI or Escrow Agreement;

(3.11.4-c) Except for the issuance of shares and vending out of subsidiaries set forth in this Plan of Exchange, neither Corporation shall (i) issue, grant or pledge or agree or propose to issue, grant, sell or pledge any shares of, or rights of any kind to acquire any shares of, its capital stock, (ii) incur any indebtedness other than in the ordinary course of business, (iii) acquire directly or indirectly by redemption or otherwise any shares of its capital stock of any class or (iv) enter into or modify any contact, agreement, commitment or arrangement with respect to any of the foregoing;

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      (3.11.4-d) Except in the ordinary course of business, neither party shall (i) increase the compensation payable or to become payable by it to any of its officers or directors; (ii) make any payment or provision with respect to any bonus, profit sharing, stock option, stock purchase, employee stock ownership, pension, retirement, deferred compensation, employment or other payment plan, agreement or arrangement for the benefit of its employees (iii) grant any stock options or stock appreciation rights or permit the exercise of any stock appreciation right where the exercise of such right is subject to its discretion (iv) make any change in the compensation to be received by any of its officers; or adopt, or amend to increase compensation or benefits payable under, any collective bargaining, bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, termination or severance or other plan, agreement, trust, fund or arrangement for the benefit of employees, (v) enter into any agreement with respect to termination or severance pay, or any employment agreement or other contract or arrangement with any officer or director or employee, respectively, with respect to the performance or personal services that is not terminable without liability by it on thirty days notice or less, (vi) increase benefits payable under its current severance or termination, pay agreements or policies or (vii) make any loan or advance to, or enter into any written contract, lease or commitment with, any of its officers or directors.

      (3.11.4-e) Neither party shall assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, firm or corporation or make any loans or advances to any individual, firm or corporation, other than obligations and liabilities expressly assumed by the other that party;

      (3.11.4-f) Neither party shall make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfers or otherwise, or by the purchase of any property or assets of any other individual, firm or corporation.

      (3.11.5) Absence of Undisclosed Liabilities. Each Corporation has, and has no reason to anticipate having, any material liabilities which have not been disclosed to the other, in the financial statements or otherwise in writing.

      (3.11.6) Legal Compliance. Each Corporation shall comply in all material respects with all Federal, state, local and other governmental (domestic or foreign) laws, statutes, ordinances, rules, regulations (including all applicable securities laws), orders, writs, injunctions, decrees, awards or other requirements of any court or other governmental or other authority applicable to each of them or their respective assets or to the conduct of their respective businesses, and use their best efforts to perform all obligations under all contracts, agreements, licenses, permits and undertaking without default.

     (3.11.7) Legal Proceedings. Each Corporation has no legal proceedings, administrative or regulatory proceeding, pending or suspected, which have not been fully disclosed in writing to the other.

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      (3.11.8) No Breach of Other Agreements. This Agreement, and the faithful performance of this agreement, will not cause any breach of any other existing agreement, or any covenant, consent decree, or undertaking by either, not disclosed to the other.

            (3.11.9) Capital Stock. The issued and outstanding shares and all shares of capital stock of each Corporation is as detailed herein, that all such shares are in fact issued and outstanding, duly and validly issued, were issued as and are fully paid and non-assessable shares, and that, other than as represented in writing, there are no other securities, options, warrants or rights outstanding, to acquire further shares of such Corporation.

      (3.11.10) SEC Reports, Liabilities and Taxes.(i) GFRP has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since the date of its registration under the Securities Act of 1933, as amended (collectively, including all exhibits thereto, the "GFRP SEC Reports"). None of the GFRP SEC Reports, as of their respective dates, contained any untrue statements of material fact or failed to contain any statements which were necessary to make the statements made therein, in light of the circumstances, not misleading. All of the GFRP SEC Reports, as of their respective dates (and as of the date of any amendment to the respective GFRP SEC Reports), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

    (ii) Except as disclosed in the GFRP SEC Reports filed prior to the date hereof, GFRPand its Subsidiaries have not incurred any liabilities or obligations (whether or not accrued, contingent or otherwise) that are of a nature that would be required to be disclosed on a balance sheet of GFRP and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business or (B) liabilities that would not, in the aggregate, reasonably be expected to have a material adverse effect on GFRP.

    (iii) Except as disclosed in the GFRP SEC Reports filed prior to the date hereof, GFRP and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material tax returns required to be filed by any of them and all such filed tax returns are complete and accurate in all material respects; (ii) have paid all taxes that are shown as due and payable on such filed tax returns or that GFRP or any of its Subsidiaries are obligated to pay without the filing of a tax return; (iii) have paid all other assessments received to date in respect of taxes other than those being contested in good faith for which provision has been made in accordance with GAAP on the most recent balance sheet included in GFRP’s financial statements; (iv) have withheld from amounts owing to any employee, creditor or other person all taxes required by law to be withheld and have paid over to the proper governmental authority in a timely manner all such withheld amounts to the extent due and payable; and (v) have not waived any applicable statute of limitations with respect to United States federal or state income or franchise taxes and have not otherwise agreed to any extension of time with respect to a United States federal or state income or franchise tax assessment or deficiency.

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              (3.11.11) Brokers' or Finder's Fees. Each Corporation is not aware of any claims for brokers' fees, or finders' fees, or other commissions or fees, by any person not disclosed to the other, which would become, if valid, an obligation of either company.

     (3.12) Miscellaneous Provisions

      (3.12.1) . Except as required by law, no party shall provide any information concerning any aspect of the transactions contemplated by this Agreement to anyone other than their respective officers, employees and representatives without the prior written consent of the other parties hereto. The aforesaid obligations shall terminate on the earlier to occur of (a) the Closing, or (b) the date by which any party is required under its articles or bylaws or as required by law, to provide specific disclosure of such transactions to its shareholders, governmental agencies or other third parties. In the event that the transaction does not close, each party will return all confidential information furnished in confidence to the other. In addition, all parties shall consult with each other concerning the timing and content of any press release or news release to be issued by any of them.

      (3.12.2) This Agreement may be executed simultaneously in two or more counterpart originals. The parties can and may rely upon facsimile signatures as binding under this Agreement, however, the parties agree to forward original signatures to the other parties as soon as practicable after the facsimile signatures have been delivered.

      (3.12.3) The Parties to this agreement have no wish to engage in costly or lengthy litigation with each other. Accordingly, any and all disputes which the parties cannot resolve by agreement or mediation shall be submitted to binding arbitration under the rules and auspices of the American Arbitration Association. As a further incentive to avoid disputes, each party shall bear its own costs, with respect thereto, and with respect to any proceedings in any court brought to enforce or overturn any arbitration award. This provision is expressly intended to discourage litigation and to encourage orderly, timely and economical resolution of any disputes which may occur.

      (3.12.4) If any provision of this Agreement or the application thereof to any person or situation shall be held invalid or unenforceable, the remainder of the Agreement and the application of such provision to other persons or situations shall not be effected thereby but shall continue valid and enforceable to the fullest extent permitted by law.

      (3.12.5) No waiver by any party of any occurrence or provision hereof shall be deemed a waiver of any other occurrence or provision.

      (3.12.6) The parties acknowledge that both they and their counsel have been provided ample opportunity to review and revise this agreement and that the normal rule of construction shall not be applied to cause the resolution of any ambiguities against any party presumptively. The Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

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4. Termination. The Plan of exchange may be terminated by written notice, at any time prior to closing, (i) by mutual consent, (ii) by either party during the due diligence phase, (iii) by either party, in the event that the transaction represented by the anticipated Plan of exchange has not been implemented and approved by the proper governmental authorities 60 days from the date of this Agreement, (iv) if payments scheduled in the Escrow Agreement are not received when due or (v) by either party in the event that a condition of closing is not met by August 20, 2006. In the event that termination of the Plan of exchange by either or both, as provided above, the Plan of exchange shall forthwith become void and there shall be no liability on the part of either party or their respective officers and directors.

5.  Closing. The parties hereto contemplate that the Closing Date of this Plan of Exchange shall occur no more than three days after all of the conditions precedent have been met or waived. The closing deliveries will be made pursuant to this Agreement and the LOI and the Escrow Agreement. On or prior to Closing, the certificate of the 200,000 shares of Common Stock of GFRP from Mr. Pierce will be delivered to New Century for distribution to the New Century Shareholders and Mr. Pierce shall be paid by New Century and/or the New Century Shareholders an amount aggregately equal to $500,000, of which $175,000 shall be used to settle liabilities and transaction expenses. In addition, within 60 days of signing the Plan of Exchange, GFRP shall issue 40,000,000 new investment shares of Common Stock of GFRP pursuant to Regulation S under the Securities Act of 1933, as amended, to the New Century shareholders for a 90+% interest in New Century. The parties acknowledge that the Escrow Agreement has a default provision that governs the rights of the parties in the event that certain performances are not made on a timely basis and they expressly accept the terms thereof.

6. Merger Clause.This Plan of Exchange, together with the LOI, Escrow Agreement, the Share Purchase Agreement, and the Subsidiary Transfer Agreement, constitute the entire agreement of the parties hereto with respect to the subject matter hereof, and such documents supercede all prior understandings or agreements between the parties hereto, whether oral or written, with respect to the subject matter hereof, all of which are hereby superceded, merged and rendered null and void.

The Remainder of this Page is Intentionally left Blank

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The parties hereto, intending to be bound, hereby sign this Plan of Exchange below as of the date first written above.

GFR PHARMACEUTICALS, INC. ("GFRP")                     RICHARD PIERCE

By:  /s/ Richard Pierce                           /s/ Richard Pierce
Name: Richard Pierce,                          (Individually)
Title: President and Chief Executive Officer                        Majority Shareholder
                            / Selling Shareholder

NEW CENTURY SCIENTIFIC INVESTMENT LTD. ("NEW CENTURY")

By:  /s/ Wang, Li An
Name: Wang, Li An
Title: Authorized Representative

GUO, LI AN
/s/ Guo, Li An
(Individually)
Majority Shareholder

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Exhibit 10.2

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LETTER OF INTENT

THIS BINDING LETTER OF INTENT (the “LOI”), is made this 6th day of June 2006, by GFR PHARMACEUTICALS INC. (“GFRP”), a Nevada corporation, Richard Pierce (“Pierce”), the president and majority shareholder of GFRP, New Century Scientific Investment Ltd . (“New Century”), a corporation formed according to the laws of P. R. China, and the majority shareholder of New Century (referred to collectively as the "New Century Shareholders"). This LOI sets forth the terms and conditions upon which the parties will enter into binding agreements.

TERMS

1.  A deposit of $50,000 shall be made by New Century into the escrow account of Pierce’s lawyer at the same day when signing this LOI. A additional payment of $450,000 should be paid into the escrow account of Greentree Financial Group, Inc. by New Century at the Closing, which is expected to be no later than June 20, 2006 (the "Closing"). All currency amounts stated in the LOI are in U.S. dollars. Any escrow account shall be separate and individual from the other escrow and any money in escrow account shall not mingle with any other money.

2.  GFRP and New Century shall respectively have 10 days from the date the LOI is signed for due diligence on counterpart. GFRP will provide New Century with a copy of all corporate books, records and documents for review, as part of New Century's due diligence. This will specifically include, but not by way of limitation, the Articles, Bylaws and the original Minute Books and a current shareholder list for the Company. If GFRP or New Century is not satisfied with its due diligence review, this LOI, and all its terms and conditions will become null and void and the deposit of $50,000 will be returned to New Century. There is one exception to this cancellation clause: If New Century’s GAAP audited assets are adjusted to less than $4 million before Closing, Pierce shall have the option to cancel this LOI and keep the $50,000 deposit as liquidated damages.

3.  In the event that GFRP is not free from material liabilities by Closing, all deposits and payments as well as any interests incurred hereafter made by New Century should be refunded (GFRP should provide a comfort letter signed by independent attorney that no legal claims or threatened litigation exist in GFRP)

4.  GFRP’s board of directors will appoint the nominee of New Century to the board of directors of GFRP to fill the vacancy created by the resignation of one of the current board members of GFRP.

Initials:____ ____ ____

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5.  GFRP and Pierce confirm that GFRP currently has 1,079,940 outstanding shares of common stock in total, and promises that no new shares of GFRP have been or will be issued to other parties except New Century, unless this LOI is cancelled. GFRP will issue 40,000,000 new shares to New Century in connection with the acquisition of a 90+% interest in New Century in accordance with the terms and conditions of a Plan of Exchange to be prepared by New Century and approved by GFRP (the “Plan of Exchange”).

6. GFRP and Pierce also confirm that the Board of Directors has authorized and GFRP has established the 2000 Incentive and Non-qualified Stock Option Plan. Under the plan GFRP is authorized to issue up to 100,000 shares of GFRP's common stock with such exercise price and vesting periods as the board of directors deems to be in the best interest of GFRP. As of May 31, 2006, no options have been granted. In addition, no options will be issued prior to the Closing. Further, GFRP and Pierce represent there are no warrants outstanding.

7. Pursuant to Clause 5, the issuance will give New Century’s majority shareholders' a 'controlling interest' in GFRP representing approximately 95% of the then issued and outstanding shares. New Century's majority shareholders will maintain GFRP's active trading status on the NASD’s Over-the-Counter Bulletin Board quotation market.

8. Pierce shall be responsible to procure GFRP to restructure the equity of GFRP to guarantee that New Century will have approximately 95% shares of GFRP on and after the Closing.

9. GFRP shall take all steps in connection with this LOI and the issuance of shares thereunder which are necessary to effect and validly complete the transaction contemplated in this LOI and / or Plan of Exchange and to comply in all material respects with the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as well as the rules and regulations promulgated pursuant thereto, including but not limiting to the preparation and filing of the necessary United States Securities and Exchange Commission filings, any required Form 8-K, all appropriate shareholder notifications and change of actual control in connection with the merger and acquisition contemplated in this LOI and / or Plan of Exchange. GFRP will pay all filing and compliance costs for fulfilling the obligation and / or duties herein before the Closing. New Century shall bear fees for its financial audits. New Century shall also prepare the Plan of Exchange for this transaction.

10. If holders of GFRP stock are entitled to dissenter’s rights in connection with any action of GFRP required to be completed prior to the Closing under General Corporation Law of the State of Nevada, and such dissenting shareholders exercise their right of dissent, GFRP shall satisfy and pay such obligation to the dissenting shareholder immediately prior to, as an express condition to, the Closing.

Initials:____ ____ ____

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11. GFRP shall eliminate all known liability of GFRP as of the Closing. This shall include, but is not limited to, any accounts payable, bank overdraft, bank line, shareholder loans or accrued expenses, as well as any liabilities shown on its last quarterly report filed with the United States Securities and Exchange Commission prior to the Closing. Pierce shall indemnify New Century concerning any liabilities of GFRP existing prior to the Closing, including those not booked in the accounting records of GFRP, which may arise following the acquisition for a period of three years after the Closing.

12. In conjunction with this LOI, New Century, GFRP and Pierce or its nominee and/or third parties shall enter into three separate agreements. In the first agreement, New Century shall acquire 200,000 common shares from Pierce for $325,000. Additionally, $175,000 shall be used to settle liabilities and transaction expenses. Pierce will retain 370,000 shares of GFRP as an investment, of which 170,000 shall be locked up for three months after the Closing and 200,000 shall be locked up for twelve months after Closing. As consideration for Pierce agreeing to the terms of this purchase and sale of shares, GFRP agrees, for a period of eighteen months, not to rollback, consolidate, or merge its shares in any way that would effectively reduce the shareholdings of Pierce.

13. In conjunction with and in the second agreement, separate from the share purchase agreement for 200,000 shares, Pierce or his nominee will acquire a 100% interest in GFRP’s three wholly-owned subsidiaries for $1.00 in hand, GFR Pharma, Inc., GFR Health, Inc. and Nutritionals Direct, Inc(“three subsidiaries”).

14. In the third separate agreement, GFRP will also assign to Pierce or his nominee the debt owed to GFRP by the three subsidiaries. The Board of Directors will approve after appropriate review (with Pierce abstaining) the settlement of debt with GFR Pharma Ltd. and will approve the acceptance of shares of the capital stock of GFR Pharma Ltd., as full payment of said GFR Pharma Ltd. debt.

15. GFRP’s board of directors will approve the terms of the vend out of its three subsidiaries to a purchaser, to be determined by Pierce and mutually agreed by New Century. It is agreed that a vend out of three subsidiaries and issuance of share of 95% of GFRP to New Century ‘s shareholder or its nominees are conditions precedent for releasing any money in escrow account of Pierce lawyer and Greentree Financial Group, Inc.

16. The three separate agreements will be prepared by Greentree Financial Group, Inc, and the first draft will be delivered to the parties for review and comment by no later than June 15, 2006, and approved and signed by the applicable parties by no later than June 20, 2006 (the “Closing”).

Initials:____ ____ ____

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17. At Closing, New Century will represent and warrant that there has been no material changes in New Century’s financial position as set out in the due diligence information and documents provided to GFRP except for the change of controlling shareholder in compliance with the requirements of merger and acquisition set up in regulation and rules and law in P. R. China.

18. GFRP and Pierce shall use their best efforts to complete an offering of up to $2 million for New Century within a reasonable time after the Closing.

19. On or immediately after the Closing, Pierce shall hand in Greentree Financial Group, Inc the signed letter regarding his resignation to the positions of director and officer of GFRP.

20. Pierce shall retain the right to future use of the name GFR Pharmaceuticals Inc. if and only if the new management of GFRP changes the corporate name.

21. All transactions shall be approved by the board of directors of both GFRP and New Century. The Plan of Exchange shall be approved and signed by all parties by no later than June 20, 2006 unless extended in writing by both parties and subject to GFRP and New Century's respective satisfaction with its due diligence. Subject to the condition and terms in this LOI and Plan of Exchange, final closing, including the filing of the Plan of Exchange, the acquisition of 90+% of New Century by issuance of 40,000,000 shares of GFRP to New Century, vending out of the three subsidiaries to Pierce or his nominee, and the assignment of the debt to Pierce or his nominee shall occur within 60 days from the signing of the Plan of Exchange. If the transactions set forth in this LOI are not completed due to default of New Century, this LOI and all its terms and conditions will become null and void and the non-refundable deposit of $50,000 will be released to Pierce.

22. Controlling law -this LOI shall be construed under the laws of Nevada.

23. This LOI has not binding force to all parties unless both parties otherwise have consensus.

Initials:____ ____ ____

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IN WITNESS WHEREOF, the parties have executed this LOI on the date first above written.

GFR Pharmaceuticals Inc. (“GFRP”)

 /s/ Richard Pierce
Richard Pierce
President, C.E.O., Director

Richard Pierce (Individual)

 /s/ Richard Pierce
Richard Pierce
Majority Shareholder

New Century Scientific Investment Ltd. (“New Century ”)

 /s/ Wang, Li An
Wang, Li An
President

Guo, Li An (individual)

 /s/ Guo, Li An
Guo, Li An
Majority Shareholder

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Exhibit 10.3

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ESCROW AGREEMENT

THIS ESCROW AGREEMENT dated June 20, 2006 (this "Agreement"), is entered into by and among GFR Pharmaceuticals Inc., a Nevada corporation (“GFRP”), Richard Pierce, controlling shareholder of GFRP ("Pierce"), New Century Scientific Investment Ltd., a corporation formed according to the laws of P. R. China ("New Century"), Guo, Li An, controlling shareholder of New Century and representative of the selling shareholders of New Century (referred to collectively as "New Century"), and Greentree Financial Group, Inc. (the "Escrow Agent").

Recitals

A.
GFRP, Pierce and New Century are planning to enter into a Plan of Exchange on June 20, 2006 (the "Plan of Exchange"), pursuant to which a 90+% interest in New Century will be acquired by GFRP in exchange for 40,000,000 new common shares of GFRP to New Century. In addition, New Century and/or the New Century shareholders will pay into escrow an aggregate payment of $500,000 which shall be used towards the share purchases and the settling of liabilities and expenses. In addition, New Century will hold approximately 95% of then outstanding shares of GFRP common stock. New Century and/or the New Century shareholders will be in control of GFRP which is publicly traded on the NASDAQ Over-the-Counter Bulletin Board.

B.
GFRP confirms that it currently has 1,079,940 outstanding shares of common stock in total, and promises that no new shares of GFRP have been or will be issued to other parties except New Century shareholders, unless the Letter of Intent dated June 6, 2006, among the parties (the "LOI"), the Plan of Exchange, this Agreement, and all the transactions contemplated by the LOI and the Plan of Exchange (collectively, the "Transactions") are cancelled.

GFRP and Pierce also confirm that the Board of Directors has authorized and GFRP has established the 2000 Incentive and Non-qualified Stock Option Plan. Under the plan GFRP is authorized to issue up to 100,000 shares of GFRP's common stock with such exercise price and vesting periods as the board of directors deems to be in the best interest of GFRP. As of May 31, 2006, no options have been granted. In addition, no options will be issued prior to the Closing. Further, GFRP and the Selling Shareholder represent there are no warrants outstanding and no toxic pill convertible debentures.

C.	Pierce will deliver his 200,000 common shares of GFRP to the Escrow Agent in accordance with the terms of the Transactions.

Client Initials: ____ ____

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D.	GFRP will deliver the 40,000,000 new shares to be issued to the New Century shareholders to the Escrow Agent in accordance with the terms of the Transactions.

E.  New Century will make total deposits of $500,000 into the US account of the Escrow Agent in accordance with the terms of the Transactions.

NOW, THEREFORE, in consideration of the premises and mutual promises herein made, the parties do hereby agree as follows:

1. Deposit of GFRP Shares and aggregate total deposits of $500,000. Upon signing the LOI, New Century shall make an initial deposit of $50,000 into the account of the Escrow Agent, which will be immediately disbursed to the account of Pierce' lawyer pursuant to the terms set forth in the LOI (the “Deposit”). If GFRP or New Century is not satisfied with its due diligence review, the Transactions, and all the terms and conditions will become null and void and the Deposit will be returned to New Century. There are two exceptions to this cancellation clause: (1) If New Century’s GAAP audited assets are adjusted to less than $4 million at Closing, Pierce shall have the option to cancel the Transactions and keep the Deposit as liquidated damages. (2) Secondly, if the Transactions are not completed due to default of New Century, the Transaction and all the terms and conditions will become null and void and the Deposit will be released to Pierce.

Concurrent with the execution of the Transactions documents (the "Closing"), New Century will make the final payment of $450,000 into the account of the Escrow Agent (the "Funds"). The Closing shall occur on or before June 20, 2006. All payments are for the benefit of GFRP, Pierce and the Escrow Agent, and are non-refundable. Meanwhile, Pierce will deposit total of 200,000 common shares of GFRP from the Selling Shareholder and 40,000,000 new common shares of GFRP, which are sold to New Century shareholders, into the account of Escrow Agent. The total of number of shares deposited approximate 95% of GFRP's voting shares, hereinafter, the "Share Deposits". Any income or dividends on the GFRP Shares shall be promptly paid to New Century. All currency amounts are in U.S. dollars.

2. Duties of the Escrow Agent. The Escrow Agent shall receive and disburse the Funds to Pierce upon the completion of the Transactions, according to the terms of this agreement and according to disbursement instructions provided by Pierce.

The conditions for releasing the Funds (the "Disbursement") are (1) the delivery of the 200,000 shares from Pierce to the Escrow Agent, (2) the delivery of the 40,000,000 shares for the benefit of New Century shareholders to the Escrow Agent, (3) the absence of material liabilities in GFRP as defined by Generally Accepted Accounting Principles, and (4) the vend out of the three subsidiaries.

Client Initials: ____ ____

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The Escrow Agent shall receive and hold the Share Deposits pursuant to the terms of this Agreement until the Disbursement, and then the Escrow Agent shall release the whole Share Deposits to New Century shareholders upon the instructions provided by New Century. Upon written notice from a party to this Agreement to release the Share Deposits in a manner other than indicated in this Agreement, the Escrow Agent shall notify all other parties to this Agreement of the existence and terms of said notice. If all of the parties are in agreement with a particular distribution that is proposed, the Escrow Agent shall make such distribution. However, if the parties are not in agreement with the manner of a proposed distribution, and after six months of negotiating they are still not in agreement, the Escrow Agent shall deliver the Funds to New Century, and the Share Deposits back to GFRP and Pierce at which time all Transactions will be terminated and deemed null and void.

3. Compensation of Escrow Agent. Escrow Agent shall be compensated in an amount equal to $25,000, payable on the release of the Funds to Pierce. The escrow fee will be paid by Pierce from the total deposits.

4. Authority. The Escrow Agent shall not be responsible for the identity, authority or rights of any person, firm or corporation executing or delivering or purporting to execute or deliver this Agreement or any document deposited hereunder or any endorsement thereon or assignment thereof.

5. Reliance. The Escrow Agent may rely upon any instrument or writing believed by it to be genuine and sufficient and properly presented and shall not be liable or responsible for any action taken or omitted in reliance thereon.

6.  Acts by the Escrow Agent. The Escrow Agent shall not be liable or responsible for any act it may do or omit to do in the exercise of reasonable care. In the event any property held by the Escrow Agent hereunder shall be attached, garnished or levied upon or fall under any order of any court or the delivery thereof shall be made or entered by any court affecting the Share Deposits or any part thereof or any acts of the Escrow Agent, the Escrow Agent is hereby authorized in its exclusive discretion to obey and comply with all such writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, and if the Escrow Agent obeys and complies with any such writ, order, judgment or decree, it shall not be liable to any of the parties hereto, their successors, heirs or personal representatives or to any other person, firm or business entity by reason of such compliance notwithstanding such writ, order, judgment or decree be subsequently reversed, modified, annulled, set aside or vacated.

7. Escrow Agent Indemnification. The parties hereto jointly and severally agree to indemnify and hold the Escrow Agent harmless from any and all costs, expenses, claims, losses, liabilities and damages (including reasonable attorneys' fees) that may arise out of or in connection with the Escrow Agent's acting as escrow agent hereunder except where the Escrow Agent has been guilty of gross negligence or willful misconduct.

Client Initials: ____ ____

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8. Resignation. The Escrow Agent may resign for any reason, upon 30 days' written notice to the parties. Upon expiration of such 30-day notice period, the Escrow Agent may deliver the Share Deposits and any remaining Funds to any successor escrow agent appointed jointly by the parties, or if no successor escrow agent has been so appointed, deliver the Share Deposits to GFRP and Pierce and any remaining Funds to New Century, at which time all Transactions will be terminated and deemed null and void. Upon either such delivery, the Escrow Agent shall be released from any and all liability under this Escrow Agreement. A termination under this paragraph shall in no way discharge the provisions hereof affecting reimbursement of expenses, indemnity and fees.

9. Default Provision. If New Century fails to make the payments into the escrow account as required under this agreement, GFRP and Pierce shall have the right at its sole discretion to unwind the Transactions. Under such default, Pierce shall still be entitled to the Deposit made into escrow under this agreement.

IN WITNESS WHEREOF, the parties have signed this document intending to be bound by its terms as of the day first written above.

GFR PHARMACEUTICALS, INC. ("GFRP")   RICHARD PIERCE

By:  /s/ Richard Pierce             /s/ Richard Pierce
Name: Richard Pierce,              Individually)
Title: President and Chief Executive Officer        Majority Shareholder
                                     / Selling Shareholder

NEW CENTURY SCIENTIFIC INVESTMENT LTD. ("NEW CENTURY")

By:  /s/ Wang, Li An
Name: Wang, Li An
Title: Authorized Representative

GUO, LI AN

/s/ Guo, Li An
(Individually)
Majority Shareholder

GREENTREE FINANCIAL GROUP, INC.

By:  /s/ R. Chris Cottone
Name: R. Chris Cottone

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